Exhibit 99.1
[GRAPHIC OMITTED]

                             FOR IMMEDIATE RELEASE

   ACCESS INTEGRATED TECHNOLOGIES, INC. ANNOUNCES STOCK REPURCHASE PROGRAM


MORRISTOWN, N.J. - AUGUST 12, 2004 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced that its Board of Directors has authorized the purchase of up to 100,000 shares of ACCESSIT's common stock. Shares will be purchased at prevailing prices from time-to-time in the open market depending on market conditions and other factors in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

The share repurchases will be funded from cash on hand.

Bud Mayo, Chief Executive Officer of ACCESSIT stated, "ACCESSIT'S long-term growth is built upon the value of our investments. Based upon the potential of our markets and the underlying value of our business, we believe that the repurchase of ACCESSIT shares at this time represents a significant investment opportunity."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Hollywood Software subsidiary with the innovative digital delivery capabilities of its Digital Media unit to provide the highest level of technology available to service the emerging digital cinema industry.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT 's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.


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Contact:

Suzanne Tregenza                          Michael Glickman
ACCESSIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com

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(973) 290-0080                      55 MADISON AVENUE, MORRISTOWN, NJ  07960
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